Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer & Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER 2015 FINANCIAL RESULTS

SECOND QUARTER 2015 HIGHLIGHTS

Consolidated Results	Segment Results

• Total revenue increased 13.9% to $1,174 million	• Domestic rental and management segment revenue increased 21.7%, or 21.2% on a core basis
• Adjusted EBITDA increased 11.7% to $762 million	• International rental and management segment revenue increased 1.6%, or 28.5% on a core basis
• AFFO increased 13.3% to $537 million	• Network development services segment revenue was $20 million

Boston, Massachusetts – July 29, 2015: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2015.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our second quarter 2015 results reflected yet another quarter of strong demand for our tower space both domestically and abroad. In the U.S., we are rapidly integrating our Verizon portfolio, which already has more than 900 lease applications in its pipeline. Internationally, leasing activity from our top customers, including Telefónica, América Móvil and Airtel, drove Organic Core Growth in revenue of nearly 12%.

In addition, we are confident that the customer network investment trends developing in markets like Mexico, India and Brazil position us well to not only deliver 2015 Core Growth of over 20% in rental and management revenue, Adjusted EBITDA and AFFO, but also to drive compelling growth in all three of these metrics well into the future.”

SECOND QUARTER 2015 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended June 30, 2015 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2014).

•	Total revenue increased 13.9% to $1,174 million, and total rental and management revenue increased 14.8% to $1,154 million.
•	Total rental and management revenue Core Growth was approximately 23.2%, and total rental and management Organic Core Growth was approximately 7.3%.
•	Total rental and management Gross Margin increased 13.1% to $843 million, and total rental and management Gross Margin percentage was 73%.
•	Adjusted EBITDA increased 11.7% to $762 million, Core Growth in Adjusted EBITDA was 21.1%, and Adjusted EBITDA Margin was 65%.
•	Adjusted Funds From Operations (AFFO) increased 13.3% to $537 million, AFFO per Share increased 5.9% to $1.26, and Core Growth in AFFO was approximately 25.4%.
•	Net income attributable to American Tower common stockholders decreased 43.8% to $129 million, and Net income attributable to American Tower common stockholders per basic and diluted common share decreased to $0.31 and $0.30, respectively.
•	The Company incurred approximately $75 million in one-time debt retirement costs in the quarter, which, together with increased depreciation expense associated with recently completed acquisitions, were the primary drivers of the net income decline versus the prior period.
•	Cash provided by operating activities decreased 3.3% to $1,036 million for the first half of 2015.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 21.7% to $803 million;
•	Organic Core Growth in revenue was 5.8%, or nearly 7% excluding the impact of revenue recognition timing associated with equipment decommissioning agreements;
•	Gross Margin increased 16.4% to $621 million;
•	Gross Margin percentage was 77%;
•	Operating Profit increased 16.7% to $589 million, which represented 75% of total Operating Profit; and
•	Operating Profit Margin was 73%.

International Rental and Management Segment

•	Revenue increased 1.6% to $351 million;
•	Organic Core Growth in revenue was 11.6% and Core Growth in revenue was 28.5%;
•	Gross Margin increased 4.8% to $222 million;
•	Gross Margin percentage was 63% (87% excluding the impact of $94 million of pass-through revenues);
•	Operating Profit increased 8.2% to $192 million, which represented 24% of total Operating Profit; and
•	Operating Profit Margin was 55% (75% excluding the impact of $94 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $20 million;
•	Gross Margin was $12 million;
•	Gross Margin percentage was 60%;
•	Operating Profit was $9 million, which represented 1% of total Operating Profit; and
•	Operating Profit Margin was 43%.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information below.

CAPITAL ALLOCATION OVERVIEW

Common Stock Distributions – During the quarter ended June 30, 2015, the Company paid its first quarter 2015 distribution of $0.42 per share, or a total of approximately $178 million, to common stockholders. Subsequent to the end of the second quarter, the Company paid its second quarter distribution of $0.44 per share, or a total of approximately $186 million, to common stockholders.

Mandatory Convertible Preferred Stock Dividends – During the quarter ended June 30, 2015, the Company paid an aggregate amount of $23 million in Series A and Series B preferred stock dividends. Subsequent to the end of the second quarter, the Company declared dividends on its Series A and Series B preferred stock in an aggregate amount of $27 million, payable on August 17, 2015 to stockholders of record at the close of business on August 1, 2015.

Cash Paid for Capital Expenditures – During the second quarter of 2015, total capital expenditures of $152 million included:

•	$58 million for discretionary capital projects, including spending to complete the construction of 12 towers and the installation of three distributed antenna system networks domestically and the construction of 911 towers and the installation of six distributed antenna system networks internationally;
•	$29 million to purchase land under the Company’s communications sites;
•	$9 million for start-up capital projects;
•	$33 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and
•	$23 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the second quarter of 2015, the Company spent approximately $649 million to acquire four sites in the U.S. and 4,188 sites internationally.

In addition, on July 1, 2015, the Company acquired 4,699 communications sites in Nigeria as part of its previously announced transaction with Bharti Airtel, for a total consideration of approximately $1.09 billion, including VAT. Approximately $736 million of the consideration was paid in July 2015, with the remainder to be paid prior to January 15, 2016. The purchase price is subject to post-closing adjustments.

The Company expects to acquire up to approximately 2,300 additional TIM Brazil sites and up to approximately 200 additional Airtel Nigeria sites within the next 12 months, pursuant to each purchase agreement.

FINANCING OVERVIEW

Leverage – For the quarter ended June 30, 2015, the Company’s Net Leverage Ratio was approximately 5.2x net debt (total debt less cash and cash equivalents) to second quarter 2015 annualized Adjusted EBITDA.

Liquidity – As of June 30, 2015, the Company had approximately $2.8 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $2.5 billion under its revolving credit facilities, net of outstanding letters of credit, and approximately $0.3 billion in cash and cash equivalents. In July, the Company borrowed an additional $850 million under the 2013 credit facility, which was primarily used to fund the acquisition in Nigeria.

FULL YEAR 2015 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of July 29, 2015. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has raised the midpoint of its full year 2015 outlook for total rental and management revenue by $90 million, Adjusted EBITDA by $30 million and AFFO by $60 million. The Company’s outlook includes the 4,699 Airtel Nigeria sites acquired on July 1, 2015, which are expected to contribute approximately $110 million in revenue, $30 million in Adjusted EBITDA and $20 million in AFFO to full year 2015 results, at current exchange rates. The Company’s revised revenue outlook also reflects a $15 million decline in U.S. straight line revenue expectations for the year.

The Company intends to file a tax election pursuant to which the Global Tower Partners (GTP) REIT will no longer operate as a separate REIT for federal and state income tax purposes, effective July 25, 2015. As a result, the Company expects to incur one-time costs of approximately $92 million in the second half of 2015, which are reflected in its current full year 2015 outlook, as noted in the reconciliations below.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2015: (a) 3.25 Brazilian Reais; (b) 650 Chilean Pesos; (c) 2,700 Colombian Pesos; (d) 0.94 Euros; (e) 4.20 Ghanaian Cedi; (f) 64.20 Indian Rupees; (g) 15.90 Mexican Pesos; (h) 205 Nigerian Naira; (i) 3.20 Peruvian Soles; (j) 12.70 South African Rand; and (k) 3,340 Ugandan Shillings. These assumptions are based on the more conservative of: (a) the 30-day average spot rate; or (b) the average Bloomberg forecast for each currency.

($ in millions)	Full Year 2015			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$4,645	to	$4,695	16.6%	22.9%
Adjusted EBITDA	3,020	to	3,060	14.7%	21.4%
AFFO	2,095	to	2,135	16.5%	24.6%
Net income	705	to	735	(10.4)%	N/A

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $3,145 million and Organic Core Growth of approximately 7%; and
•	International rental and management segment revenue of $1,525 million and Organic Core Growth of over 10%. International rental and management segment revenue includes approximately $412 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding)
	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	22.9%	21.4%	24.6%
Impact of pass-through revenues	(0.3)%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(5.9)%	(5.9)%	(7.7)%
Impact of straight-line revenue and expense recognition	(0.2)%	(0.5)%	—
Impact of significant one-time items	—	(0.1)%	(0.2)%

Outlook midpoint growth	16.6%	14.7%	16.5%

Total Rental and Management Revenue Core Growth Components(1): (Totals may not add due to rounding)	Full Year 2015
Organic Core Growth	~8%
New Property Core Growth(2)	~15%

Core Growth	~23%

(1)	Reflects growth at the midpoint of outlook ranges. Excludes pass-through revenue.
(2)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Discretionary capital projects(1)	$275	to	$315
Ground lease purchases	150	to	170
Start-up capital projects	85	to	95
Redevelopment	155	to	175
Capital improvement	90	to	100
Corporate	15	—	15

Total	$770	to	$870

(1)	Includes the construction of approximately 2,750 to 3,250 communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:
($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Net income	$705	to	$735
Interest expense	593	to	623
Depreciation, amortization and accretion	1,280	to	1,290
Income tax provision(1)	173	to	148
Stock-based compensation expense	90	—	90
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	180	to	175

Adjusted EBITDA	$3,020	to	$3,060

(1)	Includes an approximately $92 million one-time cash tax charge.

Reconciliations of Outlook for Net Income to AFFO:

($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Net income	$705	to	$735
Straight-line revenue	(136)	—	(136)
Straight-line expense	51	—	51
Depreciation, amortization and accretion	1,280	to	1,290
Stock-based compensation expense	90	—	90
Non-cash portion of tax provision	(5)	to	5
GTP REIT one-time charge	92		92
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other expense (income), non-cash interest related to joint venture shareholder loans and dividends on preferred stock	123	to	124
Capital improvement capital expenditures	(90)	to	(100)
Corporate capital expenditures	(15)	—	(15)

AFFO	$2,095	to	$2,135

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended June 30, 2015 and its outlook for 2015. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (877) 586-5042

International dial-in: (706) 645-9644

Passcode: 78024660

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 5, 2015. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 78024660

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 97,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), where applicable, straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2015 outlook, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and the anticipated contributions of recently closed acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us; (7) failure to successfully and efficiently integrate acquired or leased assets, including those leased from Verizon, into our operations may adversely affect our business, operations and financial condition; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (9) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock if we fail to pay scheduled dividends on our preferred stock, which may jeopardize our qualification for taxation as a REIT; (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (20) we could have liability under environmental and occupational safety and health laws; and (21) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2015	December 31, 2014(1)
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$274,702	$313,492

Restricted cash	135,149	160,206

Short-term investments	40,387	6,302

Accounts receivable, net	212,919	199,074

Prepaid and other current assets	263,274	264,793

Deferred income taxes	14,144	14,507

Total current assets	940,575	958,374

PROPERTY AND EQUIPMENT, NET	9,586,400	7,588,126

GOODWILL	4,036,642	4,033,174

OTHER INTANGIBLE ASSETS, NET	9,853,199	6,900,637

DEFERRED INCOME TAXES	222,276	253,186

DEFERRED RENT ASSET	1,093,812	1,030,707

NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	736,821	567,724

TOTAL	$26,469,725	$21,331,928

LIABILITIES AND EQUITY

CURRENT LIABILITIES:

Accounts payable	$82,850	$90,366

Accrued expenses	412,981	417,754

Distributions payable	187,987	159,864

Accrued interest	120,482	130,265

Current portion of long-term obligations	38,814	897,624

Unearned revenue	193,514	233,819

Total current liabilities	1,036,628	1,929,692

LONG-TERM OBLIGATIONS	16,185,211	13,711,084

ASSET RETIREMENT OBLIGATIONS	824,991	609,035

OTHER NON-CURRENT LIABILITIES	1,049,737	1,028,765

Total liabilities	19,096,567	17,278,576

COMMITMENTS AND CONTINGENCIES

EQUITY:

5.25%, Series A Preferred Stock	60	60

5.50%, Series B Preferred Stock	14	—

Common stock	4,260	3,995

Additional paid-in capital	9,619,406	5,788,786

Distributions in excess of earnings	(876,607)	(837,320)

Accumulated other comprehensive loss	(1,228,521)	(794,221)

Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	7,310,872	3,953,560

Noncontrolling interest	62,286	99,792

Total equity	7,373,158	4,053,352

TOTAL	$26,469,725	$21,331,928

(1)	December 31, 2014 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:

Rental and management	$1,154,235	$1,005,761	$2,216,415	$1,965,881

Network development services	20,140	25,696	37,150	49,665

Total operating revenues	1,174,375	1,031,457	2,253,565	2,015,546

OPERATING EXPENSES:

Costs of operations (exclusive of items shown separately below):

Rental and management (including stock-based compensation expense of $390, $343, $822 and $715, respectively)	314,285	263,184	573,542	514,019

Network development services (including stock-based compensation expense of $98, $110, $237 and $242, respectively)	8,173	9,091	13,556	19,025

Depreciation, amortization and accretion	328,356	245,427	591,876	491,190

Selling, general, administrative and development expense (including stock-based compensation expense of $23,557, $18,382, $52,847 and $42,482, respectively)	116,338	98,499	239,628	208,528

Other operating expenses	17,449	12,757	25,223	26,648

Total operating expenses	784,601	628,958	1,443,825	1,259,410

OPERATING INCOME	389,774	402,499	809,740	756,136

OTHER INCOME (EXPENSE):

Interest income, TV Azteca, net	2,662	2,662	5,258	5,257

Interest income	4,404	2,281	7,368	4,299

Interest expense	(148,507)	(146,234)	(296,441)	(289,541)

Loss on retirement of long-term obligations	(75,068)	(1,284)	(78,793)	(1,522)

Other expense (including unrealized foreign currency gains (losses) of $25,461, ($23,553), ($30,007) and ($25,558), respectively)	(2,129)	(16,463)	(56,632)	(20,206)

Total other expense	(218,638)	(159,038)	(419,240)	(301,713)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	171,136	243,461	390,500	454,423

Income tax provision	(13,956)	(21,802)	(37,828)	(39,451)

NET INCOME	157,180	221,659	352,672	414,972

Net (income) loss attributable to noncontrolling interest	(1,124)	12,772	(3,299)	21,958

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	156,056	234,431	349,373	436,930

Dividends on preferred stock	(26,782)	(4,375)	(36,601)	(4,375)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$129,274	$230,056	$312,772	$432,555

NET INCOME PER COMMON SHARE AMOUNTS:

Basic net income attributable to American Tower Corporation common stockholders	$0.31	$0.58	$0.76	$1.09

Diluted net income attributable to American Tower Corporation common stockholders	$0.30	$0.58	$0.75	$1.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic	423,154	395,872	414,182	395,511

Diluted	426,933	399,588	418,303	399,452

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$352,672	$414,972

Adjustments to reconcile net income to cash provided by operating activities:

Stock-based compensation expense	53,906	43,439

Depreciation, amortization and accretion	591,876	491,190

Loss on early retirement of long-term obligations	78,793	1,269

Other non-cash items reflected in statements of operations	75,531	48,636

Increase in net deferred rent asset	(46,653)	(46,293)

Decrease (increase) in restricted cash	26,804	(194)

Increase in assets	(99,179)	(28,473)

Increase in liabilities	2,710	147,836

Cash provided by operating activities	1,036,460	1,072,382

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments for purchase of property and equipment and construction activities	(311,122)	(466,247)

Payments for acquisitions, net of cash acquired	(670,246)	(315,527)

Payment for Verizon transaction	(5,060,416)	—

Proceeds from sale of short-term investments and other non-current assets	781,469	338,787

Payments for short-term investments	(816,038)	(332,684)

Deposits, restricted cash and other	(3,087)	(61,134)

Cash used for investing activities	(6,079,440)	(836,805)

CASH FLOWS FROM FINANCING ACTIVITIES:

Borrowings under credit facilities	4,740,308	360,000

Proceeds from issuance of senior notes, net	1,492,298	769,640

Proceeds from term loan	500,000	—

Proceeds from other long-term borrowings	—	3,033

Proceeds from issuance of securities in securitization transaction	875,000	—

Repayments of notes payable, credit facilities, senior notes and capital leases	(5,931,401)	(1,838,728)

Distributions to noncontrolling interest holders, net	(383)	(291)

Proceeds from stock options and stock purchase plan	17,364	30,738

Proceeds from the issuance of common stock, net	2,440,327	—

Proceeds from the issuance of preferred stock, net	1,337,946	583,326

Payment for early retirement of long-term obligations	(86,107)	(6,767)

Deferred financing costs and other financing activities	(34,284)	(22,914)

Distributions paid on common stock	(329,766)	(127,269)

Distributions paid on preferred stock	(31,085)	—

Cash provided by (used for) financing activities	4,990,217	(249,232)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	13,973	3,038

NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,790)	(10,617)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	313,492	293,576

CASH AND CASH EQUIVALENTS, END OF PERIOD	$274,702	$282,959

CASH PAID FOR INCOME TAXES, NET	$29,911	$35,776

CASH PAID FOR INTEREST	$291,103	$270,257

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages. Totals may not add due to rounding.)

Three Months Ended June 30, 2015
	Rental and Management			Network Development Services
	Domestic	International	Total		Total

Segment revenues	$802,841	$351,394	$1,154,235	$20,140	$1,174,375

Segment operating expenses (1)	182,172	131,723	313,895	8,075	321,970

Interest income, TV Azteca, net	—	2,662	2,662	—	2,662

Segment Gross Margin	620,669	222,333	843,002	12,065	855,067

Segment selling, general, administrative and development expense (1)	31,243	29,981	61,224	3,439	64,663

Segment Operating Profit	$589,426	$192,352	$781,778	$8,626	$790,404

Segment Operating Profit Margin	73%	55%	68%	43%	67%

Percent of total Operating Profit	75%	24%	99%	1%	100%

Three Months Ended June 30, 2014
	Rental and Management			Network Development Services
	Domestic	International	Total		Total

Segment revenues	$659,743	$346,018	$1,005,761	$25,696	$1,031,457

Segment operating expenses (1)	126,340	136,501	262,841	8,981	271,822

Interest income, TV Azteca, net	—	2,662	2,662	—	2,662

Segment Gross Margin	533,403	212,179	745,582	16,715	762,297

Segment selling, general, administrative and development expense (1)	28,313	34,472	62,785	2,326	65,111

Segment Operating Profit	$505,090	$177,707	$682,797	$14,389	$697,186

Segment Operating Profit Margin	77%	51%	68%	56%	68%

Percent of total Operating Profit	72%	26%	98%	2%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	June 30, 2015	Pro Forma June 30, 2015 (1)

2013 Credit Facility	$250,000	$1,100,000

2013 Term Loan	2,000,000	2,000,000

2014 Credit Facility	1,980,000	1,980,000

2.800% senior notes due 2020	748,265	748,265

3.40% senior notes due 2019	1,004,874	1,004,874

3.450% senior notes due 2021	646,634	646,634

3.50% senior notes due 2023	993,594	993,594

4.000% senior notes due 2025	744,339	744,339

4.500% senior notes due 2018	999,688	999,688

4.70% senior notes due 2022	699,047	699,047

5.00% senior notes due 2024	1,010,351	1,010,351

5.050% senior notes due 2020	699,539	699,539

5.900% senior notes due 2021	499,506	499,506

7.25% senior notes due 2019	297,530	297,530

Total unsecured at American Tower Corporation	$12,573,367	$13,423,367

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000

Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000

American Tower Secured Revenue Notes, Series 2015-1 Class A	350,000	350,000

American Tower Secured Revenue Notes, Series 2015-2 Class A	525,000	525,000

Secured Tower Cellular Side Revenue Notes, Series, 2012-1 Class A, Series 2012-2 Class A, Series 2012-2 Class B and Series 2012-2 Class C(2)	286,597	286,597

Unison Notes(2)	202,807	202,807

South African facility(3)	68,315	68,315

Colombian credit facility(3)	75,432	75,432

BR Towers debentures(3)(4)	105,776	105,776

Brazil credit facility(3)	12,955	12,955

India credit facility(3)	—	7,800

Shareholder loans(5)	126,772	126,772

Capital leases	97,004	97,004

Total secured or subsidiary debt	$3,650,658	$3,658,458

Total debt	$16,224,025	$17,081,825

Cash and cash equivalents	274,702

Net debt (total debt less cash and cash equivalents)	$15,949,323

(1)	Pro Forma for the following activity in July 2015: (i) borrowings of $850 million under the 2013 credit facility, which were primarily used to fund the Company’s acquisition in Nigeria and (ii) borrowings of $7.8 million under the India credit facility.
(2)	The notes are secured debt and were assumed in connection with an acquisition.
(3)	Denominated in local currency.
(4)	The BR Towers debentures were assumed in connection with an acquisition.
(5)	Reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Ghana and Uganda. The Ghana shareholder loan is denominated in Ghanaian Cedi and the Uganda shareholder loan is denominated in USD.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended June 30, 2015
Total debt	$16,224,025
Cash and cash equivalents	274,702

Numerator: net debt (total debt less cash and cash equivalents)	$15,949,323

Adjusted EBITDA	$762,286
Denominator: annualized Adjusted EBITDA	3,049,144

Net Leverage Ratio	5.2x

Share count rollforward: (in millions of shares)	Three Months Ended June 30, 2015
Total common shares, beginning of period	423.1
Common shares repurchased	—
Common shares issued	0.2

Total common shares outstanding, end of period (1)	423.3

(1)	As of June 30, 2015, excludes (a) 4.0 million potentially dilutive common shares associated with vested and exercisable stock options with an average exercise price of $53.79 per common share, (b) 4.1 million potentially dilutive common shares associated with unvested stock options, (c) 1.6 million potentially dilutive common shares associated with unvested restricted stock units and (d) the potentially dilutive common shares associated with the Company’s preferred stock.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Rental and management segment straight-line revenue and expense (1):

	Three Months Ended June 30,
Domestic straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$30,516	$22,725
Straight-line expense	$12,114	$6,470

	Three Months Ended June 30,
International straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$5,025	$10,423
Straight-line expense	$1,847	$1,402

(1)	In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three Months Ended June 30,
International pass-through revenue detail:	2015	2014
Pass-through revenue	$94,400	$93,236

	Three Months Ended June 30,
Pre-paid rent detail(1)(2):	2015	2014

Beginning balance	$519,381	$414,196

Cash	13,287	37,379

Amortization(3)	(20,028)	(16,880)

Ending balance	$512,641	$434,695

(1)	Reflects cash received for capital contributions and prepayments associated with long-term tenant leases and amortization of GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Excludes the impacts of decommissioning revenues and termination fees.
(3)	Includes the impact of foreign currency exchange rate fluctuations.

	Three Months Ended June 30,
Selling, general, administrative and development expense breakout:	2015	2014

Total rental and management overhead	$61,224	$62,785

Network development services segment overhead	3,439	2,326

Corporate and development expenses	28,118	15,006

Stock-based compensation expense	23,557	18,382

Total	$116,338	$98,499

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue (expense), straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended June 30, 2015	Total Rental and Management Revenue	Adjusted EBITDA	AFFO

Core Growth	23.2%	21.1%	25.4%

Impact of pass-through	(1.4)%	—	—

Estimated impact of fluctuations in foreign currency exchange rates	(6.8)%	(7.1)%	(9.2)%

Estimated Impact of straight-line revenue recognition	(0.3)%	(1.1)%	—

Estimated Impact of material one-time items	—	(1.1)%	(2.6)%

Reported growth	14.8%	11.7%	13.3%

The components of Core Growth in rental and management revenue are as follows:

Three Months Ended June 30, 2015	Domestic	International	Total

Organic Core Growth	5.8%	11.6%	7.3%

New Property Core Growth(1)	15.4%	16.9%	15.9%

Core Growth	21.2%	28.5%	23.2%

(1)	Revenue growth attributable to sites added to the portfolio on or after April 1, 2014.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2015	2014

Discretionary - capital projects	$57,715	$155,401

Discretionary - ground lease purchases	29,168	22,835

Start-up capital projects	9,372	4,589

Redevelopment	32,608	48,367

Capital improvements	19,849	17,225

Corporate	3,225	3,939

Total	$151,937	$252,356

	Six Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2015	2014

Discretionary - capital projects	$128,706	$266,573

Discretionary - ground lease purchases	58,162	67,695

Start-up capital projects	14,415	9,622

Redevelopment	67,669	78,739

Capital improvements	36,633	34,456

Corporate	5,537	9,162

Total	$311,122	$466,247

SELECTED PORTFOLIO DETAIL – OWNED AND OPERATED SITES:

Tower Count (1):	As of March 31, 2015	Constructed	Acquired	Adjustments	As of June 30, 2015

United States	40,048	12	4	—	40,064

Brazil	11,989	160	4,185	(7)	16,327

Chile	1,159	6	—	—	1,165

Colombia	3,626	54	—	(3)	3,677

Costa Rica	464	—	—	—	464

Germany	2,031	—	—	(1)	2,030

Ghana	2,052	10	—	5	2,067

India	13,289	624	—	(30)	13,883

Mexico	8,717	4	—	—	8,721

Peru	578	1	—	—	579

South Africa	1,918	1	—	(1)	1,918

Uganda	1,326	51	3	—	1,380

Total	87,197	923	4,192	(37)	92,275

(1)	Excludes in-building and outdoor distributed antenna system networks, as well as the 4,699 sites acquired in Nigeria on July 1, 2015.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,
	2015	2014

Net income	$157,180	$221,659

Income tax provision	13,956	21,802

Other expense	2,129	16,463

Loss on retirement of long-term obligations	75,068	1,284

Interest expense	148,507	146,234

Interest income	(4,404)	(2,281)

Other operating expenses	17,449	12,757

Depreciation, amortization and accretion	328,356	245,427

Stock-based compensation expense	24,045	18,835

Adjusted EBITDA	$762,286	$682,180

Divided by total revenue	1,174,375	1,031,457

Adjusted EBITDA Margin	65%	66%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended June 30,
	2015	2014

Net income	$157,180	$221,659

Real estate related depreciation, amortization and accretion	291,183	219,171

Losses from sale or disposal of real estate and real estate related impairment charges	6,775	559

Dividends on preferred stock	(26,782)	(4,375)

Adjustments for unconsolidated affiliates and noncontrolling interest	(5,856)	6,965

NAREIT Funds From Operations	422,500	443,979

Straight-line revenue	(35,541)	(33,148)

Straight-line expense	13,961	7,872

Stock-based compensation expense	24,045	18,835

Non-cash portion of tax (benefit) provision	(1,241)	5,120

Non-real estate related depreciation, amortization and accretion	37,173	26,256

Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	5,297	3,176

Other expense(1)	2,129	16,463

Loss on retirement of long-term obligations	75,068	1,284

Other operating expenses(2)	10,674	12,198

Capital improvement capital expenditures	(19,849)	(17,225)

Corporate capital expenditures	(3,225)	(3,939)

Adjustments for unconsolidated affiliates and noncontrolling interest	5,856	(6,965)

AFFO	$536,847	$473,906

Divided by weighted average diluted shares outstanding	426,933	399,588

AFFO per Share	$1.26	$1.19

(1)	Primarily includes unrealized losses on foreign currency exchange rate fluctuations.
(2)	Primarily includes acquisition related costs, integration costs, losses from sale of assets and impairment charges.